UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 13, 2013

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Wednesday, August 14, 2013, TSS, Inc. (the “Company”), issued a press release reporting certain financial results of the Company for the three and six months ended June 30, 2013.

A copy of the press release is being furnished herewith as Exhibit 99.1.

The Company’s financial results contain non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Disclosure regarding definitions of these measures used by the Company and why the Company’s management believes the measures provide useful information to investors is also included in the press release.

The Company will conduct a conference call to discuss its financial results on Wednesday, August 14, 2013, at 4:30 p.m., Eastern Daylight Time.

The information in this Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of this Current Report on Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Statements contained in this report contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations or maintain sufficient availability under our revolving credit facility; risks relating to the acquisition of businesses; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2013, the Company entered into an Amendment to an Executive Employment Agreement (the “Amendment”) with Gerard J. Gallagher, the President and Chief Operating Officer of the Company, amending that certain Executive Employment Agreement, effective January 19, 2007, as amended by Amendment No. 1, dated August 26, 2008, further amended by the Amendment to Executive Agreement, effective February 28, 2010, further amended by the Amendment to Executive Employment Agreement, effective January 3, 2012, further amended by the Amendment to Executive Employment Agreement, effective March 14, 2012, and further amended by the Amendment to Executive Agreement, effective May 21, 2013 (collectively, the “Employment Agreement”).

The Amendment provides that either Mr. Gallagher or the Company can terminate Mr. Gallagher’s employment with the Company upon thirty (30) days’ written notice. Additionally, Mr. Gallagher’s position changes from President and Chief Operating Officer of the Company to Chief Technical Officer of the Company, reporting to the Company’s Chief Executive Officer. If the Company terminates Mr. Gallagher’s employment other than for “Cause” or Mr. Gallagher terminates his employment for “Good Reason” (as those terms are defined in the Employment Agreement), the Company will pay Mr. Gallagher his base salary and a portion of any elected COBRA coverage through December 31, 2013. Mr. Gallagher would only be entitled to receive his base salary through the date of termination upon a termination of his employment after December 31, 2013. A copy of the Amendment is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Effective August 13, 2013, the Company’s board of directors elected Anthony Angelini, the Chief Executive Officer of the Company, President of the Company.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated August 14, 2013.
99.2	Amendment to Executive Employment Agreement, effective August 13, 2013, between the Company and Gerard J. Gallagher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Maura McNerney
Maura McNerney
Chief Financial Officer

Date: August 14, 2013